Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2011 with respect to the audited balance sheet of Virtual Medical International (the “Company”) as of December 31, 2011 and 2009, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and the period from July 19, 2007 (inception) through December 31, 2010.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

March 26, 2012